THIS DOCUMENT IS A COPY OF THE FORM 8-K/A FILED ON SEPTEMBER 19, 2000 PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION.


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): September 18, 2000 (Amending
                        Form 8-K filed on July 12, 2000

                       SUNGLOBE FIBER SYSTEMS CORPORATION.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)


           Nevada                            2-70345-NY                   88-0182534
-------------------------------       ------------------------        -------------------
(State or other jurisdiction          (Commission File Number)          (IRS Employer
     of incorporation)                                                Identification No.)


1550 Sawgrass Corporate Parkway, Suite 370       Sunrise, Florida            33323
-----------------------------------------------------------------------------------------
(Address of principal executive offices)                                   (Zip Code)



Registrant's telephone number, including area code (954) 838-0527
                                                   ----------------

This Form 8-K/A amends the Form 8-K filed on July 12, 2000 by SunGlobe Fiber Systems Corporation, a Nevada corporation formerly known as TimeOne, Inc (the "Company"). The Form 8-K related to the acquisition by the Company of a Delaware corporation, formerly known as SunGlobe Fiber Systems Corporation, which is currently a subsidiary of the Company under the name SG Fiber Co. ("Old SunGlobe Fiber"). The purpose of this amendment to Form 8-K is to provide financial statements and the pro forma financial information for Old SunGlobe Fiber as required by Item 7 of Form 8-K.

Item 5.  Other Events.

         Our subsidiary, Old SunGlobe Fiber, acquired pursuant to the Merger Agreement, dated June 29, 2000 among TimeOne, Inc., SunGlobe Acquisition, Inc. and Old SunGlobe Fiber, was formerly known as SunGlobe Fiber Systems Corporation and changed its name to SGFS, Inc. on July 6, 2000 and subsequently changed its name to SG Fiber Co. on July 11, 2000.

         We are a party to a Construction and Maintenance Agreement (the "C&M Agreement") for the Maya-1 Cable System under which we will purchase a 0.67% ownership interest in Maya-1 and contribute to its development costs. Maya-1 is a fiber optic submarine cable system designed to provide terrestrial telecommunications capacity to the Caribbean region. On October 5, 2000, we are scheduled to make a capital payment to Maya-1 of approximately $1,161,000 as our contribution to the development costs of the system pursuant to a capital call under the C&M Agreement. We are in the process of seeking to secure a term loan and/or other financing to enable us to meet this obligation. The Maya-1 system is scheduled to become operational in the third quarter of 2000.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)  Financial statements of Businesses Acquired.

            Audited consolidated balance sheets of Old SunGlobe Fiber (a development stage company known for purposes of this section as SunGlobe Fiber Systems Corporation) as of June 30, 2000 and the related consolidated statements of operations, stockholder's equity (deficit) and cash flows for the period from March 3, 2000 (date of inception) through June 30, 2000.

                        CONSOLIDATED FINANCIAL STATEMENTS
                            AND REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

                       SUNGLOBE FIBER SYSTEMS CORPORATION
                                 AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                                  JUNE 30, 2000


                                    CONTENTS


                                                                          Page
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                         F-1


FINANCIAL STATEMENTS

     CONSOLIDATED BALANCE SHEET                                            F-2

     CONSOLIDATED STATEMENT OF OPERATIONS                                  F-3

     CONSOLIDATED STATEMENT OF SHAREHOLDER'S EQUITY                        F-4

     CONSOLIDATED STATEMENT OF CASH FLOWS                                  F-5

     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                            F-6 - 9


PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

     UNAUDITED PRO FORMA FINANCIAL INFORMATION                             F-10

     PRO FORMA BALANCE SHEET (UNAUDITED)                                   F-11

     PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)                         F-12

     PRO FORMA ADJUSTMENTS (UNAUDITED)                                     F-13

                              REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Shareholders
SunGlobe Fiber Systems Corporation

We have audited the accompanying consolidated balance sheet of SunGlobe Fiber Systems Corporation and Subsidiary (A Development Stage Company) as of June 30, 2000 and the related consolidated statements of operations, shareholder's deficit and cash flows for the period from March 3, 2000 (date of inception) through June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of SunGlobe Fiber Systems Corporation and Subsidiary (A Development Stage Company) as of June 30, 2000, and the consolidated results of their operations and their consolidated cash flows for the period from March 3, 2000 (date of inception) through June 30, 2000, in conformity with accounting principles generally accepted in the United States.

/s/ GRANT THORNTON LLP

Miami, Florida
September 11, 2000

                SUNGLOBE FIBER SYSTEMS CORPORATION AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEET

                                  JUNE 30, 2000



                                     ASSETS

Current assets
   Cash                                                                         $   23,668

Fixed assets
   Equipment, net                                                                   19,273
                                                                                ----------

                Total assets                                                    $   42,941
                                                                                ==========


                      LIABILITIES AND SHAREHOLDERS' DEFICT

Current liabilities
   Accounts payable and accrued liabilities                                     $  203,501
   Note payable and accrued interest                                               205,310
   Related party payable                                                            86,213
                                                                                ----------

                Total current liabilities                                          495,024

Shareholders' deficit
   Common stock, par value $0.01; 1,000 shares
     authorized, 100 issued and outstanding                                              1
   Additional paid-in capital                                                           99
   Accumulated deficit during the development stage                               (452,183)
                                                                                ----------
                                                                                  (452,083)
                                                                                ----------
                                                                                $   42,941
                                                                                ==========

The accompanying notes are an integral part of this statement.

                SUNGLOBE FIBER SYSTEMS CORPORATION AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENT OF OPERATIONS

              FOR THE PERIOD FROM MARCH 3, 2000 (DATE OF INCEPTION)
                              THROUGH JUNE 30, 2000

Revenues                                                                         $       -
                                                                                 ---------

Expenses
     General and administrative                                                    265,547

     Legal fees                                                                    180,079

     Depreciation expense                                                            1,247
                                                                                 ---------

                  Loss from operations                                            (446,873)

Interest expense                                                                     5,310
                                                                                 ---------

                  Loss before income tax benefit                                  (452,183)

Income tax benefit                                                                       -
                                                                                 ---------

                  Net loss                                                       $(452,183)
                                                                                 =========




The accompanying notes are an integral part of this statement.

                SUNGLOBE FIBER SYSTEMS CORPORATION AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENT OF SHAREHOLDER'S DEFICIT

              FOR THE PERIOD FROM MARCH 3, 2000 (DATE OF INCEPTION)
                              THROUGH JUNE 30, 2000

                                      Common Stock              Additional
                                -------------------------        Paid-In        Accumulated
                                  Shares         Amount          Capital          Deficit          Total
                                  ------         ------          -------          -------          -----
Balance at March 3, 2000
  (date of inception)                 100     $       1         $      99       $        -      $      100

Net loss                                -             -                 -         (452,183)       (452,183)
                                ---------     ---------         ---------       ----------      ----------

Balance at June 30, 2000              100     $       1         $      99       $ (452,183)     $ (452,083)
                                =========     =========         =========       ==========      ==========





The accompanying notes are an integral part of this statement.

                SUNGLOBE FIBER SYSTEMS CORPORATION AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENT OF CASH FLOWS

              FOR THE PERIOD FROM MARCH 3, 2000 (DATE OF INCEPTION)
                              THROUGH JUNE 30, 2000

Cash flows from operating activities:

     Net loss                                                                      $(452,183)
     Adjustments to reconcile net loss to net cash
       used in operating activities:
         Depreciation expense                                                          1,247
         Changes in assets and liabilities:
              Increase in accounts payable                                           203,501
              Increase in related party payable                                       86,213
                                                                                  ----------
                  Net cash used in operating activities                             (161,222)
                                                                                  ----------

Cash flows from investing activities:
     Purchase of equipment                                                           (20,520)
                                                                                  ----------
                  Net cash used in investing activities                              (20,520)
                                                                                  ----------

Cash flows from financing activities:
     Proceeds from stock issuance                                                        100
     Proceeds from notes payable                                                     205,310
                                                                                  ----------
                  Net cash provided by financing activities                          205,410
                                                                                  ----------

Net increase in cash and cash equivalents                                             23,668

Cash and cash equivalents - beginning of period                                           -
                                                                                  ----------

Cash and cash equivalents - end of period                                         $   23,668
                                                                                  ==========


Supplemental disclosure of cash flow information:
     Cash paid during the year for:

         Interest                                                               $         -
                                                                                ============

         Taxes                                                                  $         -
                                                                                ============




The accompanying notes are an integral part of this statement.

                SUNGLOBE FIBER SYSTEMS CORPORATION AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE PERIOD FROM MARCH 3, 2000 (DATE OF INCEPTION)
                              THROUGH JUNE 30, 2000

NOTE A - NATURE OF COMPANY'S DEVELOPMENT STAGE ACTIVITIES

     SunGlobe Fiber Systems Corporation and Subsidiary (the "Company") was originally incorporated as a Delaware corporation on March 3, 2000. The Company is in the fiber optics telecommunications industry and has recently entered into an agreement with Maya-1 Cable System Project ("Maya-1"). The Maya-1 agreement calls for the Company to purchase a 0.67% ownership interest and make a pro rata contribution to the development costs of the system based on its ownership percentage. Maya-1 will provide fiber optics telecommunications capacity between the United States, Mexico, Honduras, Costa Rica, Panama, Colombia and the Cayman Islands. The system is currently scheduled to become operational in the third quarter of 2000. (See Note G).

     The Company has no revenues to date from Maya-1 and expects to continue to incur significant development, construction, sales, marketing, and administrative expenses before any significant revenues are achieved. The Company will be subject to federal, state and local regulation in the United States and abroad to obtain rights to utilize underground conduit and aerial pole space and other rights-of-way, as well as, fiber and satellite capacity from other entities.

     The fiber optic and satellite systems being utilized by the Company are designed to provide continued service for periods in excess of 15 years with no major technological changes. It is understood that the technology used within the fiber and satellite system will significantly change over that period, but equipment purchased in 2000 will be able to support service into the future.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     General and Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary Island Sun Communications Corporation. All significant intercompany balances and transactions are eliminated in consolidation.

     At June 30, 2000, the Company was wholly-owned by SunGlobe Telecom, Inc.

                                                                     (continued)

     Income Taxes

     The Company records deferred income taxes using the liability method. Under the liability method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial statement and income tax bases of the Company's assets and liabilities. An allowance is recorded, based on currently available information, when it is more likely than not that any or all of a deferred tax asset will not be realized.

     Cash and Cash Equivalents

     For financial statement purposes, the Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

     Property and Equipment

     Property and equipment are stated at cost net of accumulated depreciation and amortization. Depreciation is calculated using the straight-line basis method over the useful life of the assets are as follows:

                                                                  Years
                                                                  -----
           Computer Equipment                                       5
           Telecommunications equipment                            15
           Office Furniture                                         7

     Estimates

     In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE C - NOTE PAYABLE

     At March 16, 2000, the Company obtained a $200,000 unsecured loan from TimeOne, Inc. bearing interest at the prime rate. The maturity date of the note was May 31, 2000. The note and accrued interest were cancelled subsequent to June 30, 2000 as part of the transaction on July 3, 2000 described in Note H.

NOTE D - PROPERTY AND EQUIPMENT

     Property and equipment are summarized as follows:

         Computer Equipment                             $        13,558
         Telecommunication equipment                              4,990
         Office Furniture                                         1,972
                                                        ---------------
                                                                 20,520

         Accumulated depreciated and amortization                (1,247)
                                                        ---------------

                                                        $        19,273
                                                        ===============

NOTE E - RELATED PARTY TRANSACTIONS

     On March 14, 2000, the Company signed a management agreement with SunGlobe Telecom, Inc., the Company's parent, for $25,000 a month to pay for office space, equipment and personnel. The agreement was for 90 days renewed on a month-to-month basis. In August 2000, this agreement was modified to include bookkeeping and Web hosting coordination and increased to $45,000 a month. The term of the new agreement is 90 days and automatically renewed unless cancellation is received in writing by the 20th day of the prior month. Total expenses to SunGlobe Telecom for the period ended June 30, 2000 were $95,000. The amount owed by the Company to SunGlobe Telecom was $82,514 as of June 30, 2000. The balance includes $32,514 of legal expenses paid by SunGlobe Telecom on behalf of the Company.

     An executive of the Company made a loan for $3,700 during the period ended June 30, 2000 to Island Sun Communication Corporation, a wholly-owned subsidiary of the Company. There was no written agreement supporting the loan, terms or repayment.

NOTE F - INCOME TAX

     The Company has no current income tax expense or benefit as a result of a net tax operating loss for the period ending June 30, 2000. The Company has not recorded a deferred tax expense or benefit because of a valuation allowance which completely provides for the deferred tax asset.

     Deferred income taxes and benefits are provided for significant income and expense items recognized in different years for tax and financial reporting purposes. Temporary differences that give rise to significant deferred tax assets or (liabilities) are shown as follows:

         Start-up cost                                  $        24,200
         Net operating loss                                      76,300
                                                        ---------------

         Total deferred taxes                                   100,500

         Less valuation allowance                              (100,500)
                                                        ---------------

         Net deferred income tax                        $            -
                                                        ===============

     The Company has net operating loss carryforwards for tax purposes of approximately $200,000, which will expire beginning in the year 2020.

NOTE G - COMMITMENTS AND CONTINGENCIES

     The Company has capital commitments of approximately $1,161,000 relating to construction and development costs incurred on the Maya-1 project through August 21, 2000. In addition, the Company is responsible for a share of the operation and maintenance costs of the system.

NOTE H - SUBSEQUENT EVENT

     On July 3, 2000, the Company completed a merger with TimeOne, Inc. The merger was effected by the Company selling all of its outstanding capital stock in exchange for 8,083,292 newly issued shares of TimeOne, Inc.'s common stock. For accounting purposes, the acquisition will be treated as a recapitalization of the Company with the Company as the acquirer. The name of TimeOne, Inc. was changed to SunGlobe Fiber Systems Corporation effective on July 6, 2000. The Company, a subsidiary of SunGlobe Fiber Systems Corporation, changed its name to SGFS Inc., on July 6, 2000 and subsequently changed its name to SG Fiber Co. effective July 11, 2000.
     The Company did not recognize any gain or loss as a result of the merger.

     In connection with the merger, SunGlobe Telecom, Inc., the sole shareholder of the Company prior to the merger, has an agreement to give 404,165 shares of the above mentioned newly issued shares to a third party as a finder's fee. SunGlobe Fiber Systems Corporation paid $75,000 in cash to a third party as a finder's fee in connection with the merger.

         (b) Pro Forma Financial Information.


                SUNGLOBE FIBER SYSTEMS CORPORATION AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following Unaudited Pro Forma Financial Information gives effect to the merger of Old SunGlobe Fiber (known for purposes of this section as SunGlobe Fiber Systems Corporation) and TimeOne, Inc. as if it had been consummated: (i) on June 30, 2000, in the case of the Unaudited Pro Forma Balance Sheet; and (ii) on March 3, 2000, the date of incorporation of SunGlobe Fiber Systems Corporation, in the case of the Unaudited Pro Forma Statements of Operations for the period from March 3, 2000 (the date of incorporation) through June 30, 2000.

The following Unaudited Pro Forma Financial Information is presented for illustrative purposes only and does not purport to be indicative of the Company's actual financial position or results of operations as of the date hereof, or as of or for any other future date, and is not necessarily indicative of what the Company's actual financial position or results of operations would have been had the transactions been consummated on the above-referenced dates, nor does it give effect to (i) any transactions other than the transactions and those described in the adjustments to the Unaudited Pro Form Financial Information or (ii) SunGlobe Fiber Systems Corporation's results of operations since June 30, 2000.

The following Unaudited Pro Forma Financial Information is based upon the historical financial data of and should be read in conjunction with the information appearing in "Merger Agreement."

The Unaudited Pro Forma Balance Sheet at June 30, 2000, is based upon SunGlobe Fiber Systems Corporation's and TimeOne, Inc.'s financial positions at June 30, 2000. The Unaudited Pro Forma Statement of Operations for the period from March 3, 2000 (the date of incorporation) through June 30, 2000 is based upon SunGlobe Fiber Systems Corporation's result of operations for the period from March 3, 2000 (the date of incorporation) through June 30, 2000 and TimeOne, Inc.'s result of operations for the six months ended June 30, 2000. Any difference in TimeOne, Inc.'s results of operations from March 3, 2000 through June 30, 2000 and the results of operations for the six months ended June 30, 2000 is immaterial.

                SUNGLOBE FIBER SYSTEMS CORPORATION AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                             PRO FORMA BALANCE SHEET

                                  JUNE 30, 2000
                                   (UNAUDITED)

                                                                SunGlobe
                                               TimeOne,       Fiber Systems        Pro-Forma            Total
                                                 Inc.          Corporation        Adjustments        Pro Forma
                                              ---------       -------------       -----------        ---------
ASSETS

Current assets

     Cash                                   $    1,550,148    $       23,668     $          -       $  1,573,816
     Receivables                                   205,310                -           (205,310)(1)            -
                                            --------------    --------------     -------------      ------------

              Total current assets               1,755,458            23,668          (205,310)        1,573,816

Fixed assets                                            -             19,273                -             19,273
                                            --------------    --------------     -------------      ------------

                                            $    1,755,458    $       42,941     $    (205,310)     $  1,593,089
                                            ==============    ==============     =============      ============


LIABILITIES AND STOCKHOLDERS'
   EQUITY

Current liabilities

     Accounts payable                       $           -     $      203,501     $     325,000 (5)   $   528,501
     Other liabilities                                  -            291,523          (205,310)(1)        86,213
                                            --------------    --------------     -------------       -----------

              Total current liabilities                 -            495,024           119,690           614,714

Stockholders' equity
     Capital stock, common, $.0001
       par value                                       826                 1               808 (2)
                                                                                            (1)(3)
                                                                                           (50)(8)         1,584

     Additional paid-in capital                  1,229,336                99              (808)(2)
                                                                                             1 (3)
                                                                                       575,296 (4)
                                                                                        75,000 (7)
                                                                                       (49,950)(8)     1,828,974

     Retained earnings (deficit)                   575,296          (452,183)         (575,296)(4)
                                                                                      (400,000)(6)      (852,183)
                                            --------------    --------------     -------------       -----------

              Total stockholders' equity         1,805,458          (452,083)         (375,000)          978,375

Treasury stock, at cost, 500,000 shares            (50,000)               -             50,000 (8)           -
                                            --------------    --------------     -------------       -----------

              Total liabilities and

                stockholders' equity        $    1,755,458    $       42,941     $    (205,310)      $ 1,593,089
                                            ==============    ==============     =============       ===========

                SUNGLOBE FIBER SYSTEMS CORPORATION AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                        PRO FORMA STATEMENT OF OPERATIONS

  FOR THE PERIOD FROM MARCH 3, 2000 (DATE OF INCEPTION) THROUGH JUNE 30, 2000
                                  (UNAUDITED)

                                                              SunGlobe
                                               TimeOne,     Fiber Systems        Pro-Forma           Total
                                                 Inc.        Corporation        Adjustments        Pro Forma
                                              ----------    -------------       -----------       -----------
Revenues

     Interest and dividends                 $     59,087    $         -         $     (5,310)(1)  $    53,777
     Gain on property sale                        21,948              -                  -             21,948
                                            ------------    ------------        ------------      -----------

              Total revenue                       81,035              -               (5,310)          75,725

Costs and expenses

     Interest                                         -            5,310              (5,310)(1)           -
     General and administration                  223,688         265,547                  -           489,235
     Depreciation                                     -            1,247                  -             1,247
     Finder's fees                                    -               -              225,000 (5)
                                                                                      75,000 (7)      300,000

     Legal and accounting                         47,043         180,079             100,000 (5)      327,122
                                            ------------    ------------        ------------      -----------

              Total cost and expenses            270,731         452,183             394,690        1,117,604
                                            ------------    ------------        ------------      -----------

              Net income (loss)             $   (189,696)   $   (452,183)       $   (400,000)(6)  $(1,041,879)
                                            ============    ============        ============      ===========


Pro forma loss per share                                                                          $     (0.07)
                                                                                                  ===========

Pro forma weighted average number
 of shares outstanding                                                                             15,849,592
                                                                                                  ===========

                SUNGLOBE FIBER SYSTEMS CORPORATION AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                        PRO FORMA ADJUSTMENTS (UNAUDITED)

                                  JUNE 30, 2000

1) Elimination of intercompany balance of $200,000 and accrued interest of $5,310.

2) Issuance of 8,083,292 shares of $0.0001 TimeOne, Inc., common stock in exchange for all the outstanding common shares of SunGlobe Fiber Systems Corporation.

3) Eliminate SunGlobe Fiber Systems Corporation's common stock.

4) Eliminate TimeOne, Inc.'s retained earnings and eliminations of intercompany interest expensed in SunGlobe Fiber Systems Corporation

5) Record costs associated with merger of $225,000 for finder's fees and $100,000 in legal fees.

6) Pro forma statement of operations adjustments of $400,000.

7) Record issuance of common stock in payment of finder's fee valued at $75,000.

8) Eliminate TimeOne, Inc. treasury stock.

(c)   Exhibits.

99.1 Maya-1 Cable System Construction and Maintenance Agreement, dated as of September 17, 1998.

99.2 Supplementary Agreement No. 3 to the Construction and Maintenance Agreement, dated June 6, 2000.

         This report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Actual results, events and circumstances could differ materially from those set forth in such statements due to various factors. Such factors include our development-stage business, the need for additional operating capital, the effect of government regulations, risks related to technology and network infrastructure and changing economic and competitive conditions in the telecommunications industry, as well as other risks and uncertainties.




               [Remainder of this page intentionally left blank.]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.




                                           SUNGLOBE FIBER SYSTEMS CORPORATION


                                           By:  /s/  Barry H. Pasternak
                                               ---------------------------
                                                Name:   Barry H. Pasternak
                                                Title:  President

Dated:   September 18, 2000